UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 18, 2011

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52811	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd, Suite 600

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 443-4150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On November 18, 2011, Puma Biotechnology, Inc., a Delaware corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”), including Thomas R. Malley, a director of the Company, pursuant to which the Company sold in a private placement (the “Offering”) an aggregate of 1,333,267 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price per share of $3.75. The Company received aggregate gross proceeds of approximately $5.0 million from the sale of the Shares.

Leerink Swann LLC acted as lead placement agent and National Securities Corporation acted as co-placement agent in connection with the Offering and received compensation of approximately $84,000 and $150,000, respectively. A copy of the press release announcing the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also on November 18, 2011, the Company entered into Amendment No. 1 (the “Amendment”) to that certain Registration Rights Agreement, dated as of October 4, 2011 (the “Registration Rights Agreement”), among the Company and the stockholders listed therein. The Amendment amended the Registration Rights Agreement to permit the inclusion of the Investors as parties thereto. In connection with the Offering, each Investor became a party to the Registration Rights Agreement and the Company became obligated to register for resale the Shares held by such Investor pursuant to the terms of the Registration Rights Agreement. The material terms of the Registration Rights Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2011.

The foregoing descriptions of the Subscription Agreements and the Amendment are qualified in their entirety by reference to the full text of the form of Subscription Agreement and the Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The offering and sale of the Shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act and that they acquired the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Subscription Agreement
10.2	Amendment No. 1 to Registration Rights Agreement, dated November 18, 2011, by and among the Company and the persons party thereto
99.1	Press Release dated November 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: November 23, 2011	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Amendment No. 1 to Registration Rights Agreement, dated November 18, 2011, by and among the Company and the persons party thereto
99.1	Press Release dated November 23, 2011